Exhibit 99.1

NoWait, Inc.

Financial Statements

December 31, 2015

With Independent Auditors’ Report

NoWait, Inc.
Table of Contents
December 31, 2015

Page(s)
Independent Auditors’ Report	1
Financial Statements
Balance Sheet	2
Statement of Operations	3
Statement of Changes in Stockholders' Deficit	4
Statement of Cash Flows	5
Notes to Financial Statements	6-18

Independent Auditors’ Report

To the Stockholders and Board of Directors of
NoWait, Inc.

We have audited the accompanying financial statements of NoWait, Inc., which comprise the balance sheet as of December 31, 2015, and the related statements of operations, changes in stockholders’ deficit, and cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NoWait, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations since inception and has negative operating cash flows. Management’s plans in regard to these matters are described in Note 1. Our opinion is not modified with respect to this matter.

February 15, 2017

WithumSmith+Brown, PC     465 South Street, Suite 200, Morristown, New Jersey 07960-6497     T (973) 898 9494     F (973) 898 0686     withum.com

MEMBER OF HLB INTERNATIONAL. A WORLD-WIDE NETWORK OF INDEPENDENT PROFESSIONAL ACCOUNTING FIRMS AND BUSINESS ADVISORS.

NoWait, Inc.
Balance Sheet
Year Ended December 31, 2015

Assets

Current assets
Cash and cash equivalents	$2,749,061
Accounts receivable, net	86,361
Direct financing lease receivable	268,573
Inventory	54,714
Prepaid expenses and other current assets	177,872
Total current assets	3,336,581

Non-current assets
Security deposit	25,150
Property and equipment, net	339,635
Direct financing lease receivable, net of current portion	312,722
Intangible assets, net	26,904
Total non-current assets	704,411

$4,040,992

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$313,331
Accrued expenses and other current liabilities	466,234
Deferred revenue	272,931
Deferred interest income	45,261
Total current liabilities	1,097,757

Non-current liabilities
Line of credit	2,989,060
Deferred revenue, net of current portion	231,821
Deferred interest income, net of current portion	20,256
Total non-current liabilities	3,241,137

Stockholders' deficit
Series A Convertible Preferred Stock, $0.0001 par value,
1,874,723 shares authorized, issued and outstanding;
liquidation preference - $5,514,348	187
Redeemable Series B Convertible Preferred Stock, $0.0001 par value,
1,723,186 shares authorized, issued and outstanding
liquidation preference - $9,999,993	172
Common stock, $0.0001 par value, 6,000,000 shares authorized,
950,701 shares issued and outstanding	96
Additional paid-in capital	15,954,537
Accumulated deficit	(16,252,894)
Total stockholders' deficit	(297,902)

$4,040,992

The Notes to the financial statements are an integral part of this statement.

2

NoWait, Inc.
Statement of Operations
December 31, 2015

Revenue
Software subscription and support	$2,154,838
Hardware	757,872
2,912,710
Costs of revenue
Software subscription and support	778,406
Hardware	757,872
1,536,278

Gross profit	1,376,432

Operating expenses
Research and development	3,411,581
Sales and marketing	3,287,032
General and administrative	3,262,104
9,960,717

Loss from operations	(8,584,285)

Other income (expense)
Interest income	60,942
Interest expense	(31,090)
29,852

Loss before income tax benefit	(8,554,433)

Income tax benefit	238,566

Net loss	$(8,315,867)

The Notes to the financial statements are an integral part of this statement.

3

NoWait, Inc.
Statement of Changes in Stockholders’ Deficit
Year Ended December 31, 2015

							Additional
	Common Stock		Series A		Series B		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
January 1, 2015	905,333	$91	1,874,723	$187	1,723,186	$172	$15,691,236	$(7,937,027)	$7,754,659

Issuance of common stock - vesting	2,667	1	-	-	-	-	-	-	1

Issuance of common stock for cash	42,701	4	-	-	-	-	29,295	-	29,299

Issuance of warrants	-	-	-	-	-	-	25,672	-	25,672

Stock-based compensation expense	-	-	-	-	-	-	208,334	-	208,334

Net loss	-	-	-	-	-	-	-	(8,315,867)	(8,315,867)

December 31, 2015	950,701	$96	1,874,723	$187	1,723,186	$172	$15,954,537	$(16,252,894)	$(297,902)

The Notes to the financial statements are an integral part of this statement.

4

NoWait, Inc.
Statement of Cash Flows
Year Ended December 31, 2015

Cash flows from operating activities
Net loss	$(8,315,867)
Adjustments to reconcile net loss to net cash
used in operating activities:
Bad debt expense	9,492
Depreciation and amortization	72,951
Non-cash interest expense	3,444
Stock based compensation	208,334
Warrant expense	11,288
Changes in operating assets and liabilities
Accounts receivable	(58,591)
Direct financing lease receivable	(581,295)
Prepaid expenses and other current assets	(106,985)
Inventory	639,701
Security deposits	(18,750)
Accounts payable	209,570
Accrued expenses and other current liabilities	103,249
Deferred revenue	420,170
Deferred interest income	65,517
Net cash used in operating activities	(7,337,772)

Cash flows from investing activities
Purchases of property and equipment	(356,430)
Net cash used in investing activities	(356,430)

Cash flows from financing activities
Proceeds from issuance of common stock	29,299
Proceeds from note payable	3,000,000
Net cash provided by financing activities	3,029,299

Net change in cash and cash equivalents	(4,664,903)

Cash and cash equivalents
Beginning of year	7,413,964
End of year	$2,749,061

Supplemental disclosure of cash flow information
Cash paid for interest	$27,646
Cash paid for income taxes	$-

Supplemental disclosure of non-cash financing activities
Warrants issued for professional services rendered	$14,384
Warrants issued in conjunction with issuance of note payable	$11,288

The Notes to the financial statements are an integral part of this statement.

5

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

1.	Nature of the Business and Summary of Significant Accounting Policies

NoWait, Inc. (the “Company”) is a Delaware Corporation which was founded in 2010. The Company serves two constituents, restaurants and consumers. For restaurants, the Company provides a "front of house solution" which functions as a cloud based system for table management, waitlist management and guest engagement on the Apple platform. For consumers, the Company provides an android application and iOS application, whereby restaurant guests can get in line remotely to a restaurant queue. The Company sells its host application as a Software as a service (“SaaS”) offering directly to local restaurants as well as regional and national chain restaurants in the US and Canada. Its consumer application is available for free download to restaurant guests.

Liquidity and Management’s Plans
The Company has sustained recurring operating losses since its inception. During 2015, the Company sustained a loss of approximately $8,336,000 and incurred negative cash flows from operations of approximately $7,338,000.

As discussed in Note 14, during July 2016, the Company raised an additional $8,000,000 from the second Series B Preferred Stock Purchase Agreement. Also in November 2016, an investor of the Company exercised an agreed-upon purchase option, and is in process of completing the transaction to acquire all of the outstanding shares of each class of the Company’s stock (see Note 14). The Company was also able to extend the terms of their revolving line of credit through October 2017, and was able to secure an additional $4 million in long term debt financing in October 2016 (see Note 14). In addition, the Company increased operating revenues in 2016 while at the same time it has taken steps to reduce payroll and other operating expenses. Management believes these factors will allow the Company to meet its operational and debt obligations.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation and amortization, stock based compensation expense, warrant valuation, revenue, deferred revenue and allowance for uncollectable receivables. Actual results may differ from those estimates.

Cash and Cash Equivalents
The Company considers all short-term, highly liquid investments, with a maturity of three months or less at the time of acquisition, to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts, and does not believe it is exposed to any significant credit risk from cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the carrying amount and are unsecured. The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. Accounts are considered past due once the unpaid balance, as per applicable contractual agreement, is 30 days or more outstanding. When the account balance is past due and attempts have been made to collect the receivable through legal or other means, the amount is considered uncollectible and is written off. As of December 31, 2015, the Company’s allowance for doubtful accounts was approximately $39,000.

6

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

Inventory
Inventory, which consists primarily of iPad’s, are carried at the lower of cost or market value using the first-in, first-out cost method, and consists of finished goods. Inventory is purchased in bulk from a supplier as needed throughout the year. As of December 31, 2015, there is no reserve established against inventory valuation with no plans to in the near future.

Property and Equipment
Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation of property and equipment are provided using the straight-line method at the following rates:

Years
Office equipment	5
Computer equipment	3
Tablets and peripherals	3

Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Asset
Intangible asset, consisting of the Company’s domain name, is amortized over 15 years, which represents the estimated useful life of the asset, on a straight line basis. The useful life of certain intangibles may be affected by their legal life, which for certain intangibles such as trademarks, may provide for renewals upon expiration. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.

Description of Leasing Arrangements
The Company’s leasing operations consist principally of the leasing of tablets and peripherals to customers. With the exception of certain operating leases of tablets and peripherals to customers whereby there is a stated noncancelable period, the bulk of the Company’s leases are classified as direct financing leases. The direct financing leases expire 3 years from inception, and the operating leases may expire without penalty after 18 months from inception.

Long-Lived Assets
Long-lived assets, such as property and equipment and purchased intangible assets are reviewed for impairment when events or changes in circumstances indicated the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of an asset group’s carrying amount to future net undiscounted cash flows the asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2015 the Company believes no such impairment exists.

Revenue Recognition
The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) the service has been provided to the client, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Software as a service (“SaaS”) arrangements include multiple elements, comprised of subscription revenue and related implementation services. In addition to the SaaS arrangements, the Company separately recognizes sales of hardware that is sold to the customer. The principles followed by the Company are as follows:

7

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

For arrangements with multiple deliverables, management evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple deliverable arrangement as separate units of accounting, the deliverables must have standalone value upon delivery and performance on undelivered portions is considered probable. If the deliverables have standalone value upon delivery and performance on undelivered portions of the contract are probable, management accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables do not have standalone value upon delivery, they are generally combined with the final deliverable within the arrangement and treated as a single unit of accounting.

Revenue is recognized on a straight-line basis over the life of the contract or as services are performed. To the extent the Company has received a payment under contract in advance of earning and recognizing the related revenue, the amount is reflected as deferred revenue. Deferred revenue expected to be earned within one year is reflected in the current liability section of the balance sheet.

Software Subscription and Support Revenue
Revenue from SaaS software subscription agreements with end-users is recognized ratably over the term of the applicable contract. This revenue includes customer and technical support as well as implementation fees, as these services do not have standalone value.

Hardware Revenue
Revenue from hardware sales are recognized in accordance with contracted terms and date of customer acceptance, as the hardware has standalone value to the customer.

Income Taxes
Income taxes are accounted for in accordance with the provisions of Accounting Standards Codification Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax basis. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The pronouncement dealing with uncertain tax position clarifies the accounting for uncertainty in income taxes recognized in the Company's financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. The Company had no uncertain tax positions at December 31, 2015. Further, there were no tax related interest or penalties included in the financial statements.

Cost of Revenue
Cost of revenue primarily consists of hosting and telecommunication services, hardware as result of the sale of inventory, and payroll and related costs. Costs totaled approximately $1,536,000, for the year ended December 31, 2015.

Research and Development
Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of payroll and related costs, and fees paid to consultants and outside service providers. Costs associated with research and development totaled approximately $3,412,000 for the year ended December 31, 2015.

8

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

Selling and Marketing
Selling and marketing costs are expenses associated with payroll and related costs, travel and entertainment, advertising, trade shows, public relations, promotional items and fees paid to consultants and outside service providers. Costs totaled approximately $3,287,000, for the year ended December 31, 2015.

General and Administrative
General and Administrative expenses consist primarily of payroll and related costs, rent expense, professional service costs, travel and entertainment, technology and office expenses, depreciation and amortization and stock based compensation expense. These expenses totaled approximately $3,262,000 for the year end December 31, 2015.

Stock-Based Compensation
Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, net of estimated pre-vesting forfeitures, ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As discussed in the Early Adoption paragraph below, the Company has elected to account for forfeitures as they occur and expedite the expected term of all awards. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period

The Company records the fair value of restricted stock issued based upon the fair value of the common stock on the grant date.

Early Adoption of Recent Accounting Pronouncements
In March 2016, the Financial Accounting Standards Board issued Account Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions including some tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For non-public entities, the amendments to ASU 2016-09 are effective for annual periods beginning after December 15, 2017, with early adoption permitted. The Company has elected to early adopt these amendments in 2015, and accounts for forfeitures as they occur and expedites the expected term of all awards.

2.	Direct Financing Leases

During 2015, the Company leased hardware to its largest customer in conjunction with a master services agreement covering the use of Company software in approximately 830 of the customer’s locations. The Company accounts for the hardware component of this agreement as a direct financing lease, with interest income recognized over the lease term. Total interest income recognized was approximately $55,000 for the year ended December 31, 2015. The Company estimates that there will be no residual value to the hardware upon completion of the lease term.

9

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

The following schedule lists the components of the net investment in direct financing leases as of December 31, 2015.

Total minimum lease payments to be received(a)	$581,295
Less: Amounts representing estimated executory costs	-
Minimum lease payments receivable	581,295
Less: Allowance for uncollectibles	-
Net minimum lease payments receivable	581,295
Estimated residual values of leased property	-
Less: Unearned interest income	(65,517)
Net investment in direct financing leases	$515,778

(a) At December 31, 2015, minimum lease payments for each of the next three succeeding years are as follows: $268,573 in 2016, $268,573 in 2017, and $44,149 in 2018. There are no contingent rentals that may be received under these lease arrangements.

3.	Property and Equipment, Net

Property and equipment, net consists of the following at December 31, 2015:

Office equipment	$68,841
Computer equipment	145,020
Tablets and peripherals (a)	229,546
443,407
Less: accumulated depreciation	(103,772)
Property and equipment, net	$339,635

(a) At December 31, 2015, the Company had approximately $106,000 invested in tablets and peripherals on operating leases to customers. Approximately $23,000 of depreciation expense was charged to operations for the year ended December 31, 2015, and is included in total depreciation expense.

Depreciation expense charged to operations was approximately $73,000 for the year ended December 31, 2015 and is included in general and administrative expenses.

4.	Intangible Asset, Net

Intangible asset, net, consist of the following at December 31, 2015:

Domain name	$30,267
Less: accumulated amortization	(3,363)
Intangible assets, net	$26,904

10

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

Amortization expense charged to operations was approximately $2,000 for the year ended December 31, 2015. Future amortization expense is as follows for the years ended December 31:

2016	$2,018
2017	2,018
2018	2,018
2019	2,018
2020	16,814
Thereafter	$29,904

5.	Inventory

Inventories consist solely of finished product. All inventories are held at the Company’s office premises or on trial at potential customer locations.

6.	Leases

Operating Leases
The Company leases its Pittsburgh office facility under a long-term operating lease which expires on January 3, 2018, with the last lease payment due in December 2017. Future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year as of December 31, 2015 are as follows:

2016	$123,170
2017	125,065
$248,235

The operating lease contains escalation clauses with respect to real estate taxes and related operating costs. The Company accounts for the rent and facilitates expense under the straight-line method. Rent expense incurred for the year ended December 31, 2015 was approximately $272,000, which is included in the facilities expense in the statement of operations. The difference between rent expense recorded and the amount paid is recorded as deferred rent and is included as a component of long-term liabilities in the accompanying balance sheet.

Rentals Under Operating Leases
The Company leases certain iPads to one customer under an operating lease. For the year ended December, 31, 2015, the Company recognized approximately $24,000 of revenues from rentals under operating leases. The following is a schedule by years of minimum future rentals on noncancelable operating leases (see Note 3) as of December 31, 2015. Revenues from these operating leases are included with software subscription and support.

Year ending December 31:
2016	$33,756

11

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

7.	Note Payable

On September 26, 2014, the Company entered into an agreement for a secured, revolving credit line facility with Comerica Bank that provides for borrowings of up to $3,000,000. The line is secured by a first perfected security interest in all assets, excluding intellectual property. On October 7, 2015, the Company amended the loan and security agreement increasing the borrowings up to $5,000,000 and extending the maturity date to March 1, 2017. Interest is charged at 1% above the Prime Rate, or 4.50% at December 31, 2015. The effective interest rate when including debt discount (as described below) at December 31, 2015 was 5.06%. For the year ended December 31, 2015, total interest expense attributable to debt was $31,000.

In conjunction with the loan agreement, the Company issued 9,202 warrants to purchase the Company’s Common Stock at an exercise price of $1.63. The holders of the warrants are to make an election of the shares of Common Stock into which the warrants shall be exercisable no later than 30 days after receiving written notice from the holder of the warrants.

The fair value of the warrants at the time of issuance was estimated to be approximately $14,000 which is netted against the face of the loan as a debt discount. This discount is being amortized as interest expense over the life of the debt using the effective interest method.

As of December 31, 2015 the Company had $3,000,000 of outstanding borrowings on the facility. The following is the net amounts due per the credit facility:

Note payable	$3,000,000
Less: unamortized debt discount	(10,940)
$2,989,060

Certain affirmative covenants must be maintained by the Company as part of the aforementioned agreement. During 2015, the Company was non-compliant with one of these covenants. The Company obtained a waiver for the instance of non-compliance from the financial institution for the year ended December 31, 2015.

8.	Concentrations and Credit Risks

For the year ended December 31, 2015, 49% of the Company’s total revenue and 35% of Software Subscription and Support revenue was earned from one customer. As of December 31, 2015, approximately 12% of total outstanding receivables were outstanding from another customer. For the year ended December 31, 2015, substantially all revenues were earned from U.S. based customers.

For the year ended December 31, 2015, most of the Company’s inventory purchases were from one vendor. As of December 31, 2015, the Company had 33% of its outstanding payables due to this vendor. The Company is not reliant on this vendor for inventory purchases, as there are other vendors readily available from which to purchase inventory.

12

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

9.	Income Taxes

The provision for income taxes consist of the following for the year ended December 31, 2015:

Federal	$-
State taxes, including sale of Pennsylvania R&D tax credits	(238,566)
Total income tax provision (benefit)	$(238,566)

The Company’s deferred income taxes consist of the following as of December 31, 2015:

Accrued expenses and other	$45,614
Stock based compensation	132
Fixed assets	186,610
Net operating losses	5,317,475
Tax credits	245,622
Deferred tax assets before valuation allowance	5,795,453
Valuation allowance	(5,795,453)
Net deferred tax asset	$-

Since inception, the Company has accumulated approximately $15 million and $5 million in federal and state net operating losses, respectively. These losses may be carried forward for up to 20 years from date of filing and are available to offset future taxable income as of December 31, 2015. The Company has $245,000 of Federal Research and Development Credits which may be carried forward for up to 20 years from the date of filing. During the year ended December 31, 2015, the Company received a net cash amount of $238,566 from the sale of its 2014 and 2015 Pennsylvania Research and Development Credits. The Company has provided for a 100% valuation allowance as of December 31, 2015 as the realization of sufficient future taxable income during the expiration period is uncertain.

The Company is required to file tax returns in the U.S. federal jurisdiction and various states. The Company has no open years prior to December 31, 2012. The Company had no uncertain tax positions at December 31, 2015 and has not recorded any income tax related penalties or interest for the years ended December 31, 2015.

10.	Stockholders' Equity

As of December 31, 2015, the total number of shares of all classes of stock the Company has authority to issue is (i) 6,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 3,597,909 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which (a) 1,874,723 shares are designated Series A Convertible Preferred Stock (“Series A Preferred Stock”) and (b) 1,723,186 shares are designated Series B Convertible Preferred Stock (“Series B Preferred Stock”). In July 2016, the Company amended their Certificate of Incorporation (See Note 14).

Voting
Preferred shareholders are entitled to one vote for each share of Common Stock into which such Preferred Stock could then be converted and have voting rights and powers equal to the voting rights of the Common Stock and vote as one single class. Each holder of shares of Common Stock is entitled to one vote for each share held.

13

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

Dividends

The holders of each series of Preferred Stock are entitled to receive noncumulative dividends in preference to the holders of Common Stock and any stock ranking junior to such series of Preferred Stock only when, as and if declared by the Board of Directors of the Company, at the applicable Dividend Rate. The dividend rate is $0.23531 per annum for each share of Series A Preferred Stock and $0.4642 per annum for each share of Series B Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

The holders of the Preferred Stock also will be entitled to participate pro rata in any dividends or distributions paid on the Common Stock on an as-if-converted to Common Stock basis (other than dividends on shares of Common Stock payable in Common Stock). No dividends (other than dividends on shares of Common Stock payable in Common Stock) may be paid on the Common Stock or any series of stock ranking junior to or on parity with a series of Preferred Stock unless all such declared, unpaid dividends on each series of Preferred Stock have been paid; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of each series of Preferred Stock is calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend for such series of Preferred Stock.

Liquidation
In the event of any liquidation, dissolution or winding up of the Company (“Liquidation Event”), either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of the Series A Preferred Stock and Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the greater of (i) the Series B original issue price, plus any dividend declared but unpaid, or (ii) such amount per share as would have been payable had all Series B Preferred Stock been converted into Common Stock.

Following such payment, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the greater of (i) the Series A original issue price, plus any dividend declared but unpaid, or (ii) such amount per share as would have been payable had all Series A Preferred Stock been converted into Common Stock.

If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series B or Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to. The liquidation preference for Series B shares is $5.8032. The liquidation preference for Series A shares is $2.94142.

After the payment to the holders of Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the Common Stock in proportion to the number of shares of Common Stock held by them.

14

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

Protective Provisions
So long as shares of Series A Preferred Stock and Series B Preferred Stock remain outstanding, the Company may not take any of the following actions without the vote or written consent of the holders of at least 65% of the then outstanding Series A Preferred Stock: (i) voluntarily liquidation or dissolve, (ii) amend, waive or alter any provision of the Certificate of Incorporation or its bylaws, (iii) increase or decrease the total number of authorized shares of Series A Preferred Stock, (iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless junior to the Series A and B Preferred Stock, (v) authorize a merge, acquisition or sale of substantially all of the assets, (vi) declare or pay any distribution of common share prior to distribution to preferred shares, (vii) amend or waive any right any of the Restricted Stock Agreements, (viii) hire, terminate, replace, or reassign the Chief Executive Officer of the Company, (ix) adopt any material change to the Company’s business plan or budget, (x) enter into any related party, debt, or capital lease transactions, except for arms-length agreements, (xi) create, or hold capital stock in any direct or indirect subsidiary that is not wholly-owned, or (xii) change the number of authorized directors or eliminate the Series A and B Director, (xiii) increase the number of shares reserved under any equity incentive plan, (xiv) change the Company’s accounting practices or auditors, unless approved by a majority of the Board of Directors, (xv) transfer or grant rights in any of the Company’s technology or intellectual property other than non-exclusive licenses entered into in the ordinary course of business, or (xvi) create, or authorize the creation of; or issue, or authorize the issuance of any debt security, incur any indebtedness, or permit any subsidiary to take any such action with respect to any debt security or indebtedness (including any guarantee of indebtedness and the grant of any lien or pledge to secure any indebtedness), other than equipment leases, bank lines of credit, general trade debt or debt otherwise incurred in the ordinary course of business of the Company, provided such debt shall not exceed, in the aggregate, $1,000,000.

Conversion Rights
Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of the stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price, hereafter, the “Conversion Rate”. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock, totaling 1,874,723 shares. Each share of Series B Preferred Stock is convertible into one share of the Company’s common stock, totaling 1,723,186 shares.

The initial Conversion Price per share for each Series of Preferred Stock is the Original Issue Price applicable to such Series; provided, however, that the Conversion Price for the Preferred Stock is subject to adjustment for certain dilutive issuances, splits and combinations as defined in the Articles of Organization.

Each share of Preferred Stock will automatically be converted into fully paid, non-assessable shares of Common Stock at the Conversion Rate in effect at the time for such Series of Preferred Stock immediately upon the earlier of (i) the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933 provided that the aggregate gross proceeds to the Company are not less than $100,000,000 and the per share price of the common stock offered is at least $23.2128 or (ii) upon the receipt by the Company of a written request for such conversion from a vote of the holders of (A) at least 65% of the Series A Preferred Stock then outstanding and (B) a majority of the Series B Preferred Stock then outstanding.

Redemption
At the election of the Series B Preferred shareholders, upon a written request from each of the requisite holders of the outstanding shares of Series B Preferred shares at any time on or after May 12, 2021, the Series B Preferred shares shall be redeemed by the Company at a price equal to the Original Issue Price per share, plus an amount equal to any declared dividends, together with any other dividends declared but unpaid thereon in four annual installments commencing not more than 90 days after receipt by the Company of the redemption request.

15

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

Restricted Stock Units
The Company issued 908,000 Restricted Stock Units (“RSU”) to certain common shareholders in 2010 and 2012, with a total grant date value of approximately $4,000. These RSUs vest either (i) 1/3 of the shares are to be recognized as vested on each anniversary date of issuance of the RSUs, or (ii) 20% on the earlier of (a) last day of the first month where a sale takes place or (b) April 1, 2011 and the remaining are to be recognized 1/36th pro-rata. During the year ended December 31, 2015, 2,667 shares were recognized in accordance with the above vesting terms and as of December 31, 2015 all RSUs were fully vested. These RSU were valued at the grant date and recognized over the vesting period. The expense related to these RSU were deemed to be immaterial to the financial statements as a whole for the year ended December 31, 2015.

11.	Warrants

During 2015, the Company issued warrants which can be used to purchase 9,202 shares of Common Stock in connection with the debt agreement (see Note 7). The exercise price of the warrants is $1.63 per share. These warrants expire 10 years after issuance and vest immediately. Additionally in 2015, the Company issued warrants which can be used to purchase 8,488 shares of Common Stock in connection with other service agreements. The exercise price of these warrants is $1.39 per share. These warrants expire 10 years after issuance and vest immediately. The value ascribed to warrants at their issuance was approximately $26,000. For the year ended December 31, 2015, the Company recognized approximately $11,000 of warrant expense for professional services and $3,000 recorded as non-cash interest expense related to the amortization of debt discount (see Note 7).

12.	Stock-Based Compensation Plan

The Company adopted the 2012 Stock Plan (the “Plan”) which provides for the granting, at the discretion of the Board of Directors, of incentive stock options to employees and non-qualified stock options to employees, consultants and directors. The total number of shares of common stock that may be optioned under the Plan is 990,997. As of December 31, 2015, an aggregate of 326,402 options were available for future grants under the Plan.

The options may be awarded to participants at any time as determined by the committee. Each option is equal to one share of the Company’s Common Stock. The exercise price of each option is equal to the fair value of the Company’s Common Stock on the date of award. The majority of option terms are ten years, and will vest 25% on the first year anniversary of the vesting commencement date and 1/48 each month thereafter for the remainder of the period, however options have been granted with different vesting terms.

The fair value of each option award under both plans is estimated on the date of the grant using the Black-Scholes option valuation model based on the assumptions noted in the table below. The expected term of options represents the period that the Company's stock-based awards are expected to be outstanding. The risk- free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted within similar public companies in the same industry. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.

The Company recognized approximately $208,000 of compensation costs related to vested stock-based compensation arrangements during the year ended December 31, 2015 which is included in general and administrative expenses. At December 31, 2015, there is approximately $452,000 of unrecognized compensation cost related to non-vested stock-based compensation arrangements.

The weighted average grant date fair value of options granted during the year ended December 31, 2015 was $1.27 per share. A stock option has intrinsic value, at any given time, if and to the extent that the exercise price of such stock option is less than the market price of the underlying common stock at such time.

16

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

The following valuation assumptions were used to determine stock-based compensation:

Expected term	6 years
Risk-free interest rate	2.12% - 2.24%
Expected volatility	125%
Dividend yield	-

The following summarizes the Company's stock option plan and the activity for the year ended December 31, 2015:

	Options	Weighted Average	Aggregate
	Outstanding	Exercise Price	Intrinsic Value
Balance at January 1, 2015	463,725	$0.54	$393,041
Options granted	316,817	$1.33	$-
Options exercised	(42,701)	$0.68	$-
Options forfeited	(73,246)	$0.79	$32,880
Balance at December 31, 2015	664,595	$0.92	$318,615
Exercisable at December 31, 2015	335,646	$0.70	$253,128

The following table summarizes the information about options outstanding at December 31, 2015:

Options Outstanding			Options Exercisable		Non-Vested Options
						Weighted
	Average	Weighted	Number	Weighted		Average
Number	Contractual	Average	Exercisable at	Average	Number	Intrinsic
Outstanding	Life (Years)	Exercise Price	Dec. 31, 2015	Exercise Price	Outstanding	Value
147,746	10 years	$0.36	120,446	$0.36	27,300	$0.51
198,200	10 years	$0.55	129,725	$0.55	68,475	$0.46
284,622	10 years	$1.39	85,475	$1.39	199,147	$0.21
34,027	10 years	$1.63	-	$1.63	34,027	$0.13
664,595			335,646		328,949

17

NoWait, Inc.
Notes to Financial Statements
December 31, 2015

The following table summarizes the information about non-vested options outstanding at December 31, 2015:

	Non-vested	Weighted Average
	Shares	Exercise Price
Balance at January 1, 2015	235,265	$0.60
Options granted	316,817	$1.33
Options vested	(149,887)	$0.99
Options forfeited	(73,246)	$0.79
Balance at December 31, 2015	328,949	$1.15

13.	Retirement Plan

The Company has a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the "Code") under which all employees meeting eligibility requirements are able to participate. Subject to certain limits set forth in the Code, employees are permitted to make contributions to the plan on a pre-tax salary reduction basis. Company contributions are made at the discretion of management. There were no employer contributions to the savings plan for the year ended December 31, 2015.

14.	Subsequent Events

On July 15, 2016, the Company raised an additional $8,000,000 from the issuance of Series B Preferred Stock, issuing an aggregate of 1,378,550 shares of Series B Preferred Stock with the same rights and privileges described in Note 10 to a single investor. This transaction provided the investor with an option to purchase all of the equity interests of the Company. On November 15, 2016, the investor exercised the Purchase Option and is in process of completing the transaction as of the opinion date of these financial statements.

Concurrently with the equity raise on July 15, 2016, the Company filed a Third Amended Certificate of Incorporation whereby the total number of shares of all classes of stock the Company has authority to issue is (i) 7,378,550 shares of Common Stock, and (ii) 4,976,459 shares of Preferred Stock, of which (a) 1,874,723 shares are designated Series A Preferred Stock and (b) 3,101,736 shares are designated Series B Preferred Stock.

On October 14, 2016, the Company entered into the Second Amended & Restated Loan and Security agreement with its bank. The revolving maturity date was extended to October 31, 2017. Cash restrictions were put in place in connection with this line of credit. At any point in time, all cash accounts must be held with the lending institution and a minimum of $750,000 in cash deposits must be held.

Additionally, in October 14, 2016, the Company entered into a $4,000,000 term loan maturing in December 31, 2019. Interest is charged at 1% above the Prime Rate.

The Company issued 3,500 common stock warrants with an exercise price of $1.45 per share and a term of 10 years in connections with the amendment.

Management has evaluated the impact of all subsequent events on the Company through February 15, 2017, the date the financial statements were available to be issued, and has determined that there were no other subsequent events requiring adjustments or disclosure in the financial statements.

18

NoWait, Inc.

Financial Statements

December 31, 2016 and 2015

With Independent Auditors’ Report

NoWait, Inc. Table of Contents December 31, 2016 and 2015

Page(s)
Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders' Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-19

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of
NoWait, Inc.

We have audited the accompanying financial statements of NoWait, Inc., which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NoWait, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As described in Note 14, on February 28, 2017, all outstanding shares of the Company’s common and preferred stock were purchased by one shareholder. Subsequent to this acquisition the corporate structure of the Company was dissolved and its operations absorbed into those of the acquirer.

May 5, 2017

WithumSmith+Brown, PC     200 Jefferson Park, Suite 400, Whippany, New Jersey 07981-1070     T (973) 898 9494     F (973) 898 0686     withum.com

MEMBER OF HLB INTERNATIONAL. A WORLD-WIDE NETWORK OF INDEPENDENT PROFESSIONAL ACCOUNTING FIRMS AND BUSINESS ADVISORS.

NoWait, Inc. Balance Sheets December 31, 2016 and 2015

Assets	2016	2015
Current assets
Cash and cash equivalents	$6,065,550	$2,749,061
Accounts receivable, net	160,002	86,361
Current portion of net direct financing lease receivable	248,917	223,312
Inventory	25,926	54,714
Prepaid expenses and other current assets	386,217	177,872
Total current assets	6,886,612	3,291,320

Non-current assets
Net direct financing lease receivable, net of current portion	40,777	292,466
Restricted cash	750,000	-
Security deposit	13,750	25,150
Property and equipment, net	373,584	339,635
Intangible assets, net	24,886	26,904
Total non-current assets	1,202,997	684,155

	$8,089,609	$3,975,475

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$314,925	$313,331
Accrued expenses and other current liabilities	571,632	466,234
Term loan, current portion	1,333,333	-
Line of credit, net	748,070	-
Current portion of deferred revenue	383,961	272,931
Total current liabilities	3,351,921	1,052,496

Non-current liabilities
Deferred revenue, net of current portion	33,117	231,821
Term loan, net of current portion	2,663,077	-
Line of credit, net	-	2,989,060
Total non-current liabilities	2,696,194	3,220,881

Stockholders' equity (deficit)
Series A Convertible Preferred Stock, $0.0001 par value, 1,874,723 shares authorized, issued and outstanding for both years ending December 31, 2016 and 2015.
Liquidation preference - $5,514,348 for the years ended December 31, 2016 and 2015	187	187
Redeemable Series B Convertible Preferred Stock, $0.0001 par value, 3,101,736 and 1,723,186 shares authorized, issued and outstanding as of December 31, 2016 and 2015, respectively.
Liquidation preference - $17,999,994 and $9,999,993 for the years ended December 31, 2016
and 2015, respectively	310	172
Common stock, $0.0001 par value, 7,378,550 and 6,000,000 shares authorized, 960,783 and
950,701 shares issued and outstanding as of December 31, 2016 and 2015, respectively.	97	96
Additional paid-in capital	24,134,342	15,954,537
Accumulated deficit	(22,093,442)	(16,252,894)
Total stockholders' equity (deficit)	2,041,494	(297,902)

	$8,089,609	$3,975,475

The Notes to Financial Statements are an integral part of these statements.

NoWait, Inc. Statements of Operations Years Ended December 31, 2016 and 2015

	2016	2015
Revenue
Software subscription, support and lease revenue, net	$3,740,048	$2,154,838
Hardware	331,219	757,872
	4,071,267	2,912,710
Costs of revenue
Software subscription and support	959,256	778,406
Hardware	375,182	757,872
	1,334,438	1,536,278

Gross profit	2,736,829	1,376,432

Operating expenses
Research and development	2,834,925	3,411,581
Sales and marketing	2,236,841	3,287,032
General and administrative	3,448,993	3,262,104
	8,520,759	9,960,717

Loss from operations	(5,783,930)	(8,584,285)

Other income (expense)
Interest income	51,086	60,942
Interest expense	(209,555)	(31,090)
	(158,469)	29,852

Loss before income tax benefit	(5,942,399)	(8,554,433)

Income tax benefit	101,851	238,566

Net loss	$(5,840,548)	$(8,315,867)

The Notes to Financial Statements are an integral part of these statements.

NoWait, Inc. Statements of Changes in Stockholders’ Equity (Deficit) Years Ended December 31, 2016 and 2015

							Additional
	Common Stock		Series A		Series B		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
January 1, 2015	905,333	$91	1,874,723	$187	1,723,186	$172	$15,691,236	$(7,937,027)	$7,754,659
Issuance of common stock - vesting	2,667	1	-	-	-	-	-	-	1

Exercise of stock options	42,701	4	-	-	-	-	29,295	-	29,299
Issuance of warrants	-	-	-	-	-	-	25,672	-	25,672
Stock-based compensation expense	-	-	-	-	-	-	208,334	-	208,334
Net loss	-	-	-	-	-	-	-	(8,315,867)	(8,315,867)
December 31, 2015	950,701	96	1,874,723	187	1,723,186	172	15,954,537	(16,252,894)	(297,902)
Issuance of preferred stock for cash, net of
issuance costs	-	-	-	-	1,378,550	138	7,914,193	-	7,914,331
Exercise of stock options	10,082	1	-	-	-	-	8,609	-	8,610
Issuance of warrants	-	-	-	-	-	-	4,547	-	4,547
Stock-based compensation expense	-	-	-	-	-	-	252,456	-	252,456
Net loss	-	-	-	-	-	-	-	(5,840,548)	(5,840,548)
December 31, 2016	960,783	$97	1,874,723	$187	3,101,736	$310	$24,134,342	$(22,093,442)	$2,041,494

The Notes to Financial Statements are an integral part of these statements.

NoWait, Inc. Statement of Cash Flows Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities
Net loss	$(5,840,548)	$(8,315,867)
Adjustments to reconcile net loss to net cash
used in operating activities:
Bad debt expense	45,272	9,492
Depreciation and amortization	151,831	72,951
Non-cash interest expense	9,966	3,444
Stock based compensation	252,456	208,334
Warrant expense	-	11,288
Changes in operating assets and liabilities
Accounts receivable	(118,913)	(58,591)
Net direct financing lease receivable	226,084	(515,778)
Prepaid expenses and other current assets	(208,345)	(106,985)
Inventory	28,788	639,701
Security deposits	11,400	(18,750)
Accounts payable	1,595	209,570
Accrued expenses and other current liabilities	105,398	103,249
Deferred revenue	(87,674)	420,170
Net cash used in operating activities	(5,422,690)	(7,337,772)

Cash flows from investing activities
Purchases of property and equipment	(183,762)	(356,430)
Increase in restricted cash	(750,000)	-
Net cash used in investing activities	(933,762)	(356,430)

Cash flows from financing activities
Proceeds from issuance of common stock	8,610	29,299
Proceeds from issuance of preferred stock, net of issuance costs	7,914,331	-
Proceeds from term loan	4,000,000	-
Proceeds from of line of credit	750,000	-
Repayment of from of line of credit	(3,000,000)	3,000,000
Net cash provided by financing activities	9,672,941	3,029,299

Net change in cash and cash equivalents	3,316,489	(4,664,903)

Cash and cash equivalents
Beginning of year	2,749,061	7,413,964
End of year	$6,065,550	$2,749,061

Supplemental disclosure of cash flow information
Cash paid for interest	$163,182	$27,646
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash financing activities
Warrants issued for professional services rendered	$-	$14,384
Warrants issued in conjunction with issuance of note payable	$4,547	$11,288

The Notes to Financial Statements are an integral part of these statements.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

1.	Nature of the Business and Summary of Significant Accounting Policies

NoWait, Inc. (the “Company”) is a Delaware Corporation which was founded in 2010. The Company serves two constituents, restaurants and consumers. For restaurants, the Company provides a "front of house solution" which functions as a cloud based system for table management, waitlist management and guest engagement on the Apple platform. For consumers, the Company provides an android application and iOS application, whereby restaurant guests can get in line remotely to a restaurant queue. The Company sells its host application as a Software as a service (“SaaS”) offering directly to local restaurants as well as regional and national chain restaurants in the US and Canada. Its consumer application is available for free download to restaurant guests.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation and amortization, stock based compensation expense, warrant valuation, revenue, deferred revenue and allowance for uncollectable receivables. Actual results may differ from those estimates.

Cash and Cash Equivalents
The Company considers all short-term, highly liquid investments, with a maturity of three months or less at the time of acquisition, to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts, and does not believe it is exposed to any significant credit risk from cash and cash equivalents.

Restricted Cash
The Company has minimum cash balance requirements with its lending institution. Accordingly, $750,000 and $0 is presented as restricted cash at December 31, 2016 and 2015, respectively.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the carrying amount and are unsecured. The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. Accounts are considered past due once the unpaid balance, as per applicable contractual agreement, is 30 days or more outstanding. When the account balance is past due and attempts have been made to collect the receivable through legal or other means, the amount is considered uncollectible and is written off. As of December 31, 2016 and 2015, the Company’s allowance for doubtful accounts was approximately $45,000 and $39,000, respectively.

Inventory
Inventory, which consists primarily of iPad’s, are carried at the lower of cost or market value using the first-in, first-out cost method. Inventory is purchased in bulk from a supplier as needed throughout the year. As of December 31, 2016 and 2015, there is no reserve established against inventory valuation.

Property and Equipment
Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation of property and equipment are provided using the straight-line method at the following rates:

Years
Office equipment	5
Computer equipment	3
Tablets and peripherals	3

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

**Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Asset
Intangible asset, consisting of the Company’s domain name, is amortized over 15 years, which represents the estimated useful life of the asset, on a straight line basis. The useful life of certain intangibles may be affected by their legal life, which for certain intangibles such as trademarks, may provide for renewals upon expiration. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.

Description of Leasing Arrangements
The Company’s leasing operations consist principally of the leasing of tablets and peripherals to customers. With the exception of certain operating leases of tablets and peripherals to customers, the bulk of the Company’s leases are classified as direct financing leases. The direct financing leases expire 3 years from inception, and the operating leases may expire without penalty after 18 months from inception.

Long-Lived Assets
Long-lived assets, such as property and equipment and purchased intangible assets are reviewed for impairment when events or changes in circumstances indicated the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of an asset group’s carrying amount to future net undiscounted cash flows the asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2016 and 2015 the Company believes no such impairment exists.

Revenue Recognition
The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) the service has been provided to the client, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Software as a service (“SaaS”) arrangements include multiple elements, comprised of subscription revenue and related implementation services. In addition to the SaaS arrangements, the Company separately recognizes sales of hardware that is sold to the customer. The principles followed by the Company are as follows:

For arrangements with multiple deliverables, management evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple deliverable arrangement as separate units of accounting, the deliverables must have standalone value upon delivery and performance on undelivered portions is considered probable. If the deliverables have standalone value upon delivery and performance on undelivered portions of the contract are probable, management accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables do not have standalone value upon delivery, they are generally combined with the final deliverable within the arrangement and treated as a single unit of accounting.

Revenue is recognized on a straight-line basis over the life of the contract or as services are performed. To the extent the Company has received a payment under contract in advance of earning and recognizing the related revenue, the amount is reflected as deferred revenue. Deferred revenue expected to be earned within one year is reflected in the current liability section of the balance sheets.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

Software Subscription and Support Revenue
Revenue from SaaS software subscription agreements with end-users is recognized ratably over the term of the applicable contract. This revenue includes customer and technical support as well as implementation fees, as these services do not have standalone value.

Hardware Revenue
Revenue from hardware sales are recognized in accordance with contracted terms and date of customer acceptance, as the hardware has standalone value to the customer.

Direct Financing Revenue
From time to time, the Company enters in direct financing lease transactions. The Company accounts for the hardware component of this agreement as a direct financing lease, with interest income recognized over the lease term (see Footnote 2).

Operating Lease Revenue
The Company leases certain iPads to one customer under an operating lease and recognizes revenues over the life of the lease term (see Footnote 6). Revenues from these operating leases are included with software subscription and support.

Income Taxes
Income taxes are accounted for in accordance with the provisions of Accounting Standards Codification Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax basis. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The pronouncement dealing with uncertain tax position clarifies the accounting for uncertainty in income taxes recognized in the Company's financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. The Company had no uncertain tax positions at December 31, 2016 and 2015. Further, there were no tax related interest or penalties included in the financial statements.

Cost of Revenue
Cost of revenue primarily consists of hosting and telecommunication services, hardware as result of the sale of inventory, and payroll and related costs. Costs totaled approximately $1,334,000 and $1,536,000, for the years ended December 31, 2016 and 2015, respectively.

Research and Development
Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of payroll and related costs, and fees paid to consultants and outside service providers. Costs associated with research and development totaled approximately $2,835,000 and $3,412,000 for the years ended December 31, 2016 and 2015, respectively.

Selling and Marketing
Selling and marketing costs are expenses associated with payroll and related costs, travel and entertainment, advertising, trade shows, public relations, promotional items and fees paid to consultants and outside service providers. Costs totaled approximately $2,237,000 and $3,287,000, for the years ended December 31, 2016 and 2015, respectively.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

General and Administrative
General and Administrative expenses consist primarily of payroll and related costs, rent expense, professional service costs, travel and entertainment, technology and office expenses, depreciation and amortization and stock based compensation expense. These expenses totaled approximately $3,449,000 and $3,262,000 for the years end December 31, 2016 and 2015, respectively.

Stock-Based Compensation
Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. The Company has elected to account for forfeitures as they occur and expedite the expected term of all awards. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period.

The Company records the fair value of restricted stock issued based upon the fair value of the common stock on the grant date.

Reclassifications
Certain amounts for the year ended December 31, 2015 have been reclassified to conform to the current year presentation. This reclassification had no impact on reported net income or equity for 2015.

Early Adoption of Recent Accounting Pronouncements
In March 2016, the Financial Accounting Standards Board issued Account Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions including some tax consequences, classification of awards as either equity or liabilities, and classification on the statements of cash flows. For non-public entities, the amendments to ASU 2016-09 are effective for annual periods beginning after December 15, 2017, with early adoption permitted. The Company has elected to early adopt these amendments as of January 1, 2015, and accounts for forfeitures as they occur and expedites the expected term of all awards.

2.	Direct Financing Leases

During 2015, the Company leased hardware to its largest customer in conjunction with a master services agreement covering the use of Company software in approximately 830 of the customer’s locations. The Company accounts for the hardware component of this agreement as a direct financing lease, with interest income recognized over the lease term. Total interest income recognized was approximately $45,000 and $55,000 for the years ended December 31, 2016 and 2015, respectively. The Company estimates that there will be no residual value to the hardware upon completion of the lease term.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

	The following schedule lists the components of the net investment in direct financing leases as of December 31:

		2016	2015
	Total minimum lease payments to be received (a)	$309,946	$581,295
	Less: Amounts representing estimated executory costs	-	-
	Minimum lease payments receivable	309,946	581,295
	Less: Allowance for uncollectibles	-	-
	Net minimum lease payments receivable	309,946	581,295
	Estimated residual values of leased property	-	-
	Less: Unearned interest income	(20,256)	(65,517)
	Net investment in direct financing leases	$289,690	$515,778

(a) At December 31, 2016, minimum lease payments for each of the succeeding years are as follows: $268,573 in 2017 and $41,373 in 2018. There are no contingent rentals that may be received under these lease arrangements.

3.	Property and Equipment, Net Property and equipment, net consists of the following at December 31:

		2016	2015
	Office equipment	$68,841	$68,841
	Computer equipment	328,782	145,020
	Tablets and peripherals (a)	229,546	229,546
		627,169	443,407
	Less: accumulated depreciation	(253,585)	(103,772)
	Property and equipment, net	$373,584	$339,635

(a) For both years ended December 31, 2016 and 2015, the Company had $106,000 invested in tablets and peripherals on operating leases to customers. Approximately $77,000 and $23,000 of depreciation expense related to tablets and peripherals was charged to operations for the years ended December 31, 2016 and 2015, respectively, and is included in total depreciation expense.

Depreciation expense charged to operations was approximately $150,000 and $73,000 for the years ended December 31, 2016 and 2015, respectively, and is included in general and administrative expenses.

4.	Intangible Asset, Net Intangible asset, net, consist of the following at December 31:

	2016	2015
Domain name	$30,267	$30,267
Less: accumulated amortization	(5,381)	(3,363)
Intangible assets, net	$24,886	$26,904

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

Amortization expense charged to operations was approximately $2,000 for both years ended December 31, 2016 and 2015. Future amortization expense is as follows for the years ended December 31:

2017	$2,018
2018	2,018
2019	2,018
2020	2,018
2021	2,018
Thereafter	14,796
$24,886

5.	Inventory Inventories consist solely of finished product. All inventories are held at the Company’s office premises or on trial at potential customer locations.

6.

Leases

Operating Leases
The Company leases its Pittsburgh office facility under a long-term operating lease which expires on January 3, 2018, with the last lease payment due in December 2017. Future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year as of December 31, 2016 are as follows:

2017	$125,065

The operating lease contains escalation clauses with respect to real estate taxes and related operating costs. The Company accounts for the rent and facilitates expense under the straight-line method. Rent expense incurred for the years ended December 31, 2016 and 2015 was approximately $283,000 and $272,000, respectively, which is included in the general and administrative expense in the statement of operations. The difference between rent expense recorded and the amount paid is recorded as deferred rent and is included as a component of accrued expenses and other current liabilities in the accompanying balance sheet.

Rentals Under Operating Leases
The Company leases certain iPads to one customer under an operating lease, which expired in 2016. For the years ended December, 31, 2016 and 2015, the Company recognized approximately $37,000 and $24,000, respectively, of revenues from rentals under operating leases. Revenues from these operating leases are included with software subscription and support.

7.

Note Payable

On September 26, 2014, the Company entered into an agreement for a secured, revolving credit line facility with Comerica Bank that provides for borrowings of up to $3,000,000 (the “Line of Credit Agreement”). The Line of Credit Agreement is secured by a first perfected security interest in all assets, excluding intellectual property. On October 7, 2015, the Company amended the Line of Credit Agreement (the “First Amendment”) by increasing the credit facility up to $5,000,000 and extending the maturity date to March 1, 2017 (see subsequent paragraph for further discussion on amendment). Interest is charged at 1% above the Prime Rate, or 4.50% at December 31, 2015. The effective interest rate when including debt discount (as described below) at December 31, 2016 and 2015 was 4.77% and 5.06%, respectively. For the years ended December 31, 2016 and 2015, total interest expense attributable to debt was approximately $211,000 and $31,000, respectively. As of December 31, 2016 and 2015, the Company had $750,000 and $3,000,000 outstanding related to the credit facility, respectively.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

In 2015, in conjunction with the Line of Credit Agreement, the Company issued 9,202 warrants to purchase the Company’s Common Stock at an exercise price of $1.63. The fair value of the warrants at the time of issuance was estimated to be approximately $14,000 which is netted against the face of the loan as a debt discount. This discount is being amortized as interest expense over the life of the debt using the effective interest method.

On October 14, 2016, the Company entered into the Second Amended & Restated Loan and Security agreement with its bank. The revolving maturity date was extended to October 31, 2017. Cash restrictions were put in place in connection with this line of credit. At any point in time, all cash accounts must be held with the lending institution and a minimum of $750,000 in cash deposits must be held.

Additionally, on October 14, 2016, the Company entered into a $4,000,000 term loan maturing on December 31, 2019 (the “Term Loan”). The proceeds of the term loan were used to pay off a portion of the outstanding balance on the line of credit. Interest is charged at 1% above the Prime Rate, or 5.0% at December 31, 2016. As of December 31, 2016, the Company had $4,000,000 outstanding related to the term loan.

The following is a schedule of the future minimum principal payments on the term loan for the years ended December 31:

2017	$1,333,333
2018	1,333,333
2019	1,333,333
$4,000,000

The Company issued 3,500 common stock warrants with an exercise price of $1.45 per share and a term of 10 years in connections with the Term Loan. The fair value of the warrants at the time of issuance was estimated to be approximately $5,000 which is netted against the face of the loan as a debt discount. This discount is being amortized as interest expense over the life of the debt using the effective interest method.

As of December 31, 2016 the Company had $4,750,000 of aggregate outstanding borrowings in connections both the Term Loan and Line of Credit. Subsequent to year-end, the Company paid off all outstanding borrowings in conjunction with the acquisition of the Company as discussed in Note 14. As such, the Term Loan and Line of Credit has been classified as a current liability on the accompanying balance sheet.

The following is the net amounts due as of December 31, 2016:

Term loan	$4,000,000
Less: debt discount	(3,590)
3,996,410
Less: current maturities	(1,333,333)
Term loan, net	$2,663,077

Line of credit	$750,000
Less: debt discount	(1,930)
Line of Credit, net	$748,070

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

8.	Concentrations and Credit Risks

For the years ended December 31, 2016 and 2015, 31% and 49%, respectively, of the Company’s total revenue, was earned from one customer. For the years ended December 31, 2016 and 2015, 33% and 35%, respectively, of software subscription and support revenue, was earned from one customer.

As of December 31, 2016 and 2015, approximately 14% and 12%, respectively, of total outstanding receivables were from one customer. For the years ended December 31, 2016 and 2015, substantially all revenues were earned from U.S. based customers.

For the years ended December 31, 2016 and 2015, most of the Company’s inventory purchases were from one vendor. As of December 31, 2016 and 2015, the Company had approximately 5% and 33%, respectively, of its outstanding payables due to this vendor. The Company is not reliant on this vendor for inventory purchases, as there are other vendors readily available from which to purchase inventory.

9.	Income Taxes

The benefit for income taxes consists of the following for the years ended December 31:

	2016	2015
Federal	$-	$-
State taxes, including sale of Pennsylvania R&D tax credits	(101,851)	(238,566)
Total income tax provision (benefit)	$(101,851)	$(238,566)

The Company’s deferred income taxes consist of the following as of December 31:

	2016	2015
Accrued expenses and other	$85,517	$45,614
Stock based compensation	13,570	132
Fixed assets	87,398	186,610
Net operating losses	7,368,429	5,317,475
Tax credits	245,622	245,622
Deferred tax assets before valuation allowance	7,800,536	5,795,453
Valuation allowance	(7,800,536)	(5,795,453)
Net deferred tax asset	$-	$-

As of December 31, 2016, the Company has accumulated approximately $21 million and $7 million in federal and state net operating losses, respectively. These losses may be carried forward for up to 20 years from date of filing and are available to offset future taxable income as of December 31, 2016. The Company has $245,000 of Federal Research and Development Credits which may be carried forward for up to 20 years from the date of filing. During the year ended December 31, 2016 and 2015, the Company recognized $101,851 and $238,566, respectively, from the sale of its 2015 and 2014 Pennsylvania Research and Development Credits. The Company has provided for a 100% valuation allowance as of December 31, 2016 and 2015 as the realization of sufficient future taxable income during the expiration period is uncertain.

The Company is required to file tax returns in the U.S. federal jurisdiction and various states. The Company had no uncertain tax positions at December 31, 2016 and 2015, and has not recorded any income tax related penalties or interest for the years ended December 31, 2016 and 2015.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

10.	Stockholders' Equity

As of December 31, 2016 and 2015, the total number of shares of all classes of stock the Company has authority to issue is (i) 7,378,550 and 6,000,000, respectively, shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 4,976,459 and 3,597,909, respectively, shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which (a) 1,874,723 shares are designated Series A Convertible Preferred Stock (“Series A Preferred Stock”) and (b) 3,101,736 and 1,723,186, respectively, shares are designated Series B Convertible Preferred Stock (“Series B Preferred Stock”).

Series B Preferred Stock
On July 15, 2016, the Company raised an additional $8,000,000 from the issuance of Series B Preferred Stock, issuing an aggregate of 1,378,550 shares of Series B Preferred Stock at $5.8032 per share, with issuance costs of approximately $86,000. This transaction provided the investor with an option to purchase all of the equity interests of the Company. On November 15, 2016, the investor exercised the Purchase Option and completed the transaction subsequent to year-end (see Note 14).

Voting
Preferred shareholders are entitled to one vote for each share of Common Stock into which such Preferred Stock could then be converted and have voting rights and powers equal to the voting rights of the Common Stock and vote as one single class. Each holder of shares of Common Stock is entitled to one vote for each share held.

Dividends
The holders of each series of Preferred Stock are entitled to receive noncumulative dividends in preference to the holders of Common Stock and any stock ranking junior to such series of Preferred Stock only when, as and if declared by the Board of Directors of the Company, at the applicable Dividend Rate. The dividend rate is $0.23531 per annum for each share of Series A Preferred Stock and $0.4642 per annum for each share of Series B Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

The holders of the Preferred Stock also will be entitled to participate pro rata in any dividends or distributions paid on the Common Stock on an as-if-converted to Common Stock basis (other than dividends on shares of Common Stock payable in Common Stock). No dividends (other than dividends on shares of Common Stock payable in Common Stock) may be paid on the Common Stock or any series of stock ranking junior to or on parity with a series of Preferred Stock unless all such declared, unpaid dividends on each series of Preferred Stock have been paid; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of each series of Preferred Stock is calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend for such series of Preferred Stock.

Liquidation
In the event of any liquidation, dissolution or winding up of the Company (“Liquidation Event”), either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of the Series A Preferred Stock and Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the greater of (i) the Series B original issue price, plus any dividend declared but unpaid, or (ii) such amount per share as would have been payable had all Series B Preferred Stock been converted into Common Stock.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

Following such payment, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the greater of (i) the Series A original issue price, plus any dividend declared but unpaid, or (ii) such amount per share as would have been payable had all Series A Preferred Stock been converted into Common Stock.

If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series B or Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to. The liquidation preference for Series B shares is $5.8032. The liquidation preference for Series A shares is $2.94142.

After the payment to the holders of Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the Common Stock in proportion to the number of shares of Common Stock held by them.

Conversion Rights
Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of the stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price, hereafter, the “Conversion Rate”. As of December 31, 2016 and 2015, shares of Series A Preferred Stock were convertible into one share of the Company’s common stock, totaling 1,874,723 shares and shares of Series B Preferred Stock were convertible into one share of the Company’s common stock, totaling 3,101,736 and 1,723,186 shares, respectively.

The initial Conversion Price per share for each Series of Preferred Stock is the Original Issue Price applicable to such Series; provided, however, that the Conversion Price for the Preferred Stock is subject to adjustment for certain dilutive issuances, splits and combinations as defined in the Articles of Organization.

Each share of Preferred Stock will automatically be converted into fully paid, non-assessable shares of Common Stock at the Conversion Rate in effect at the time for such Series of Preferred Stock immediately upon the earlier of (i) the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933 provided that the aggregate gross proceeds to the Company are not less than $100,000,000 and the per share price of the common stock offered is at least $23.2128 or (ii) upon the receipt by the Company of a written request for such conversion from a vote of the holders of (A) at least 65% of the Series A Preferred Stock then outstanding and (B) a majority of the Series B Preferred Stock then outstanding.

Redemption
At the election of the Series B Preferred shareholders, upon a written request from each of the requisite holders of the outstanding shares of Series B Preferred shares at any time on or after May 12, 2021, the Series B Preferred shares shall be redeemed by the Company at a price equal to the Original Issue Price per share, plus an amount equal to any declared dividends, together with any other dividends declared but unpaid thereon in four annual installments commencing not more than 90 days after receipt by the Company of the redemption request. Series A Preferred Stock is not redeemable at the option of the holder.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

Protective Provisions
So long as shares of Series A Preferred Stock and Series B Preferred Stock remain outstanding, the Company may not take any of the following actions without the vote or written consent of the holders of at least 65% of the then outstanding Series A Preferred Stock: (i) voluntarily liquidation or dissolve except for the Series B option purchase agreement, (ii) amend, waive or alter any provision of the Certificate of Incorporation or its bylaws, (iii) increase or decrease the total number of authorized shares of Series A Preferred Stock, (iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless junior to the Series A and B Preferred Stock, (v) authorize a merge, acquisition or sale of substantially all of the assets, (vi) declare or pay any distribution of common share prior to distribution to preferred shares, (vii) amend or waive any right any of the Restricted Stock Agreements, (viii) hire, terminate, replace, or reassign the Chief Executive Officer of the Company, (ix) adopt any material change to the Company’s business plan or budget, (x) enter into any related party, debt, or capital lease transactions, except for arms-length agreements, (xi) create, or hold capital stock in any direct or indirect subsidiary that is not wholly-owned, or (xii) change the number of authorized directors or eliminate the Series A and B Director, (xiii) increase the number of shares reserved under any equity incentive plan, (xiv) change the Company’s accounting practices or auditors, unless approved by a majority of the Board of Directors, (xv) transfer or grant rights in any of the Company’s technology or intellectual property other than non-exclusive licenses entered into in the ordinary course of business, or (xvi) create, or authorize the creation of; or issue, or authorize the issuance of any debt security, incur any indebtedness, or permit any subsidiary to take any such action with respect to any debt security or indebtedness (including any guarantee of indebtedness and the grant of any lien or pledge to secure any indebtedness), other than equipment leases, bank lines of credit, general trade debt or debt otherwise incurred in the ordinary course of business of the Company, provided such debt shall not exceed, in the aggregate, $1,000,000.

Restricted Stock Units
The Company issued 908,000 Restricted Stock Units (“RSU”) to certain common shareholders in 2010 and 2012, with a total grant date value of approximately $4,000. These RSUs vest either (i) 1/3 of the shares are to be recognized as vested on each anniversary date of issuance of the RSUs, or (ii) 20% on the earlier of (a) last day of the first month where a sale takes place or (b) April 1, 2011 and the remaining are to be recognized 1/36th pro-rata. During the year ended December 31, 2015, 2,667 shares were recognized in accordance with the above vesting terms and as of December 31, 2015 all RSUs were fully vested. These RSU were valued at the grant date and recognized over the vesting period. The expense related to these RSU was deemed to be immaterial to the financial statements as a whole for the year ended December 31, 2015.

11.	Warrants

During 2015, the Company issued warrants which can be used to purchase 9,202 shares of Common Stock in connection with the debt agreement (see Note 7). The exercise price of the warrants is $1.63 per share. These warrants expire 10 years after issuance and vest immediately. Additionally in 2015, the Company issued warrants which can be used to purchase 8,488 shares of Common Stock in connection with other service agreements. The exercise price of these warrants is $1.39 per share. These warrants expire 10 years after issuance and vest immediately. The value ascribed to warrants at their issuance was approximately $26,000. For the year ended December 31, 2015, the Company recognized approximately $11,000 of warrant expense for professional services and $3,000 recorded as non-cash interest expense related to the amortization of debt discount (see Note 7) and is included in interest expense in the Statement of Operations.

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

During 2016, in connection with the debt agreement (see Note 7) the Company issued 3,500 common stock warrants with an exercise price of $1.45 per share and a term of 10 years, which vest immediately. The value ascribed to warrants at their issuance was approximately $5,000 which is netted against the face of the loan as a debt discount. This discount is being amortized as interest expense over the life of the debt using the effective interest method. For the years ended December 31, 2016 and 2015, the Company recognized approximately $10,000 and $3,000 (and $11,000 of warrant expense for professional services), respectively, recorded as non-cash interest expense related to the amortization of debt discount (see Note 7) expense related to the 2016 and 2015 warrants and is included in interest expense in the Statement of Operations.

12.	Stock-Based Compensation Plan

The Company adopted the 2012 Stock Plan (the “Plan”) which provides for the granting, at the discretion of the Board of Directors, of incentive stock options to employees and non-qualified stock options to employees, consultants and directors. The total number of shares of common stock that may be optioned under the Plan is 990,997. As of December 31, 2016 and 2015, an aggregate of 124,400 and 326,402, respectively, options were available for future grants under the Plan.

The options may be awarded to participants at any time as determined by the committee. Each option is equal to one share of the Company’s Common Stock. The exercise price of each option is equal to the fair value of the Company’s Common Stock on the date of award. The majority of option terms are ten years, and will vest 25% on the first year anniversary of the vesting commencement date and 1/48 each month thereafter for the remainder of the period, however options have been granted with different vesting terms.

The fair value of each option award under both plans is estimated on the date of the grant using the Black-Scholes option valuation model based on the assumptions noted in the table below. The expected term of options represents the period that the Company's stock-based awards are expected to be outstanding. The risk-free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted within similar public companies in the same industry. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.

The Company recognized approximately $252,000 and $208,000 of compensation cost related to vested stock-based compensation arrangements during the years ended December 31, 2016 and 2015, respectively, which is included in general and administrative expenses. At December 31, 2016 and 2015, there is approximately $561,000 and $452,000, respectively, of unrecognized compensation cost related to non-vested stock-based compensation arrangements.

The weighted average grant date fair value of options granted during the years ended December 31, 2016 and 2015 was $1.31 and $1.27 per share, respectively. A stock option has intrinsic value, at any given time, if and to the extent that the exercise price of such stock option is less than the market price of the underlying common stock at such time.

The following valuation assumptions were used to determine stock-based compensation:

	2016	2015
Expected term	7 years	6 years
Risk-free interest rate	1.77%	2.12% to 2.24%
Expected volatility	100%	125%
Dividend yield	-	-

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

The following summarizes the Company's stock option plan and the activity for the year ended December 31, 2016:

	Options	Weighted Average	Aggregate
	Outstanding	Exercise Price	Intrinsic Value
Balance at January 1, 2016	664,595	$0.92	$356,500
Options granted	350,952	$1.45	$-
Options exercised	(10,082)	$0.85	$6,009
Options forfeited	(138,868)	$1.12	$47,340
Balance at December 31, 2016	866,597	$1.11	$303,203
Exercisable at December 31, 2016	434,765	$0.83	$274,742

The following table summarizes the information about options outstanding at December 31, 2016:

Options Outstanding			Options Exercisable		Non-Vested Options
						Weighted
	Average	Weighted	Number	Weighted		Average
Number	Contractual	Average	Exercisable at	Average	Number	Exercise
Outstanding	Life (Years)	Exercise Price	Dec. 31, 2016	Exercise Price	Outstanding	Price
139,746	10 years	$0.36	137,477	$0.36	2,269	$0.36
155,200	10 years	$0.55	130,942	$0.55	24,258	$0.55
186,672	10 years	$1.39	117,407	$1.39	69,265	$1.39
350,952	10 years	$1.45	31,558	$1.45	319,394	$1.45
34,027	10 years	$1.63	17,381	$1.63	16,646	$1.63
866,597			434,765		431,832

The following table summarizes the information about non-vested options outstanding at December 31, 2016:

	Non-vested	Weighted Average
	Shares	Exercise Price
Balance at January 1, 2016	328,949	$1.15
Options granted	350,952	$1.45
Options vested	(109,201)	$1.49
Options forfeited	(138,868)	$1.12
Balance at December 31, 2016	431,832	$1.39

NoWait, Inc. Notes to Financial Statements December 31, 2016 and 2015

13.	Retirement Plan

The Company has a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the "Code") under which all employees meeting eligibility requirements are able to participate. Subject to certain limits set forth in the Code, employees are permitted to make contributions to the plan on a pre-tax salary reduction basis. Company contributions are made at the discretion of management. There were no employer contributions to the savings plan for the years ended December 31, 2016 and 2015.

14.	Subsequent Events

On February 28, 2017 an investor of the Company acquired all of the outstanding shares of each class of the Company’s stock for $40,000,000 consistent with the terms on an existing option agreement (see Note 10). Subsequent to this acquisition, the corporate structure of the Company was dissolved and its operations absorbed into those of the acquirer.

On February 28 2017, in conjunction with the acquisition, the Company repaid all amounts outstanding related to the term loan and line of credit (see Note 7). Pursuant to the terms of the loan agreement, the Company's acquisition triggered an automatic acceleration of the originally stated maturity date.

Management has evaluated the impact of all subsequent events on the Company through May 5, 2017, the date the financial statements were available to be issued, and has determined that there were no other subsequent events requiring adjustments or disclosure in the financial statements.